Exhibit 10. 4

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission.  Asterisks denote omissions.

FIRST AMENDMENT TO DISTRIBUTION AGREEMENT

This FIRST AMENDMENT TO DISTRIBUTION AGREEMENT, is made and entered into as of February 24, 2004 (this “Amendment”), by and among Edwards Lifesciences LLC, a Delaware limited liability company (“Edwards”), PLC Systems Inc., a Yukon Territory corporation (“PLC Parent”), and PLC Medical Systems, Inc., a Delaware corporation (“PLC”).  Certain capitalized terms used herein have the meanings ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the parties hereto have previously entered into a Distribution Agreement, dated as of January 9, 2001, by and among Edwards, PLC Parent and PLC (the “Agreement”); and

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement pursuant to Section 11.11 thereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                       AMENDMENT OF AGREEMENT.  The Agreement is hereby amended as follows:

1.1.                              Section 7.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“Edwards shall purchase the TMR Disposable Kits from PLC at 36.5% of the Average End User Price.  The “Average End User Price” shall mean the average of the actual sales price for each TMR Disposable Kit sold during a calendar quarter.  Edwards shall calculate the Average End User Price and deliver such calculation to PLC within 15 days after the end of each quarter.”

1.2.                              The first sentence of Section 7.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

“PLC shall bill TMR Disposable Kits to Edwards on a preliminary basis at 36.5% of the Estimated End User Price.”

1.3                                 Section 8.1 of the Agreement is hereby deleted in its entirety and restated to read as follows:

“Term and Renewal.  This Agreement shall commence on the date hereof (the “Effective Date”) and shall continue for the enforceable life of the last to expire of the United States patents held by PLC related to the Products.”

2.                                       PAYMENT OF CONSIDERATION FOR AMENDMENT.  In consideration of the amendments to the Agreement contained in Section 1 above, concurrently with execution of this Amendment, Edwards will pay to PLC the sum of four million five hundred thirty-three thousand three hundred thirty-three dollars ($4,533,333) by wire transfer of immediately available and non-refundable funds.

3.                                       MISCELLANEOUS.

3.1                                 Governing Law.  This Amendment shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York, including, without limitation, Sections 5-1401, 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

3.2                                 Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same amendment, it being understood that the parties need not sign the same counterpart.

3.3                                 Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

3.4                                 Ratification and Reaffirmation.  Except as otherwise expressly provided herein, the Agreement remains in full force and effect unamended, and all of the terms and provisions of the Agreement, as modified by this Amendment, are hereby ratified and reaffirmed by Edwards, PLC Parent and PLC.  All references to the Agreement contained in the Agreement shall mean the Agreement as modified hereby.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered, all as of the date first set forth above.

EDWARDS LIFESCIENCES LLC

By:	/s/John H. Kehl, Jr.
Name:	John H. Kehl, Jr.
Title:	Corporate Vice President, Strategy and Business Development

PLC SYSTEMS INC.

By:	/s/James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President & Chief Financial Officer

PLC MEDICAL SYSTEMS INC.

By:	/s/James G. Thomasch
Name:	James G. Thomasch
Title:	Senior Vice President & Chief Financial Officer